Exhibit 99.1

FOR IMMEDIATE RELEASE: December 20, 2019

MMA Capital Holdings Announces the Partial Prepayment and Amendment of the MTA Note and Other Transactions

BALTIMORE, December 20, 2019 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (“MMA Capital” or the “Company”) today announced a series of transactions entered into with affiliates of Hunt Investment Management, LLC (collectively, “Hunt”), its external manager, including the partial prepayment and amendment of financing which the Company provided to Hunt on January 8, 2018, in connection with the sale of various businesses and assets (the “MTA Note”).  Specifically, Hunt made a $13.4 million unscheduled prepayment of principal on the MTA Note and, in connection with this prepayment, the MTA Note was amended so that it will fully amortize in 20 equal quarterly payments of $2.68 million beginning on March 31, 2020.  The amended MTA Note requires full repayment prior to the expiration of its original seven year term upon the closing of the previously announced sale of Hunt Real Estate Capital, LLC (“HREC”) by Hunt if it occurs.  Further, the Company and Hunt agreed: (i) for Hunt to acquire a promissory note receivable with an unpaid principal balance of $1.05 million; (ii) for Hunt to acquire  limited partnership interests in three low-income housing tax credit funds; (iii) to an amendment to the Master Transaction Agreement with Hunt dated January 8, 2018  (the “MTA”), to terminate any rights the Company has to any contingent purchase price payments under the MTA and (iv) to terminate the true-up payment adjustment associated with the Company’s acquisition of Hunt’s ownership interest in a solar development loan (collectively, the “Additional Transactions”).  The Company received $3.1 million of cash payments in connection with the Additional Transactions and anticipates recognizing a $1.9 million gain in the fourth quarter.  For additional information in connection with these transactions, please refer to the Current Report on Form 8-K the Company filed earlier today with the Securities and Exchange Commission (“SEC”).

Michael Falcone, MMA Capital’s Chief Executive Officer stated, “In our ongoing efforts to improve returns for shareholders we are pleased to announce Hunt’s voluntary partial prepayment of the MTA Note and its amendment.  The partial prepayment of the MTA Note will both help increase returns on our invested assets and position us to have a more precise picture of our capital requirements in 2020 as we seek to further grow our investments in the renewable energy lending marketplace.  In addition, the consummation of the Additional Transactions will both further our investment in core activities and simplify our financial reporting.”

About MMAC

MMA Capital invests in debt associated with renewable energy infrastructure and real estate. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Holdings, Inc. (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Credit Agreement and other statements identified by words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or expressions and are made in connection with discussions of future events and operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual Report”), filed with the United States Securities and Exchange Commission to which reference is hereby made. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on forward-looking statements in this Release or that we may make from time to time. We expressly disclaim any obligation to revise or update any forward-looking statements in this Release, whether as a result of new information, future events or otherwise.

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